Exhibit 10.6

Certain confidential portions of this exhibit were omitted by means of marking such portions with brackets and asterisks because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed, or constituted personally identifiable information that is not material.

Exclusive Equity Option Agreement

This Exclusive Equity Option Agreement (this “Agreement”) is entered into by and among the following parties on March 17, 2020 in Beijing, the People’s Republic of China (“China” or the “PRC”, which, for the purpose of this Agreement, excludes the Hong Kong Special Administrative Region, the Macao Special Administrative Region and Taiwan region):

Party A:	Yuanbao Kechuang (Beijing) Technology Co., Ltd., a foreign invested enterprise incorporated and existing under the laws of the PRC, with its domicile at [***];

Party B:	Rui Fang, a PRC citizen with his ID number of [***];

Beijing Yibao Technology Limited Partnership, a limited partnership organized and existing under the laws of the PRC, with its domicile at [***];

Party C:	Yuanbao Shuke (Beijing) Technology Co., Ltd., a limited liability company incorporated and existing under the laws of the PRC, with its domicile at [***].

In this Agreement, Party A, Party B and Party C are hereinafter referred to as a “Party” individually and the “Parties” collectively.

Whereas, Party B holds 100% of the equity interests in Party C in aggregate; now, therefore, through mutual consultations, the Parties have reached the following agreement:

1.	Sale and Purchase of Equity Interests

1.1	Grant of the Option

Party B hereby exclusively, irrevocably and unconditionally grants Party A an irrevocable and exclusive option to purchase, or designate one or more persons (each, a “Designee”) to purchase the equity interests in Party C then held by Party B in part or in whole once or at multiple times at any time through such steps as determined at Party A’s sole and absolute discretion, to the extent permitted by PRC laws and at the price described in Article 1.3 hereof (such option, the “Equity Option”). Except for Party A and the Designee(s), no other person shall be entitled to the Equity Option or other rights with respect to the equity interests of Party B. Party C hereby agrees to the grant by Party B of the Equity Option to Party A. The term “person” as used in this Article 1.1 and this Agreement shall refer to individuals, corporations, joint ventures, partnerships, enterprises, trusts or non-corporate organizations. Party B hereby waives its right of first refusal to purchase the equity interests of Party B under the Articles of Association of Party C and the PRC laws, and hereby irrevocably consents to the transfer of the Equity Option to Party A and/or the Designee(s) (if applicable).

1.2	Steps for Exercise

Party A’s exercise of the Equity Option shall be subject to the provisions of the PRC laws and regulations. Party A may exercise the Equity Option by issuing a written notice to Party B (the “Equity Purchase Notice”), specifying: (a) Party A’s decision to exercise the Equity Option; (b) the amount of equity interests to be purchased from Party B (the “Purchased Equity”); and (c) the date for purchasing the Purchased Equity and/or the date for transfer of the Purchased Equity.

1.3	Equity Purchase Price

Unless appraisal is required by the PRC laws or regulations at the time when Party A exercises the Equity Option, the purchase price of the Purchased Equity (the “Equity Purchase Price”) shall be the lowest price permitted by law. Party A and/or the Designee(s) shall pay Party B the Equity Purchase Price in cash after Party A and/or the Designee(s) receive all approvals, registrations or filings in connection with the relevant Purchased Equity and all documents regarding the title to the relevant Purchased Equity to the satisfaction of Party A and/or the Designee(s). Party B covenants and agrees that it has received corresponding compensation from Party A and its parent company; therefore, Party B shall refund the full amount of the Equity Purchase Price received to Party A and/or the Designee(s) within ten (10) business days after its receipt of the Equity Purchase Price.

1.4	Transfer of the Purchased Equity

Each time when Party A exercises the Equity Option,

1.4.1

Party B shall cause Party C to promptly hold a shareholders’ meeting or make a shareholders’ decision, at/in which a resolution or decision shall be adopted approving Party B’s transfer of the Purchased Equity to Party A and/or the Designee(s);

1.4.2

Within thirty (30) days after Party B receives the Equity Purchase Notice from Party A and/or the Designee(s) (as applicable), Party B shall complete all procedures with Party A and/or the Designee(s) (as applicable) for the acquisition of the Purchased Equity by Party A and/or the Designee(s) (as applicable) and for becoming the lawful shareholder of Party C, including, without limitation, execution of an equity transfer contract (the “Transfer Contract”) for each transfer and any other necessary documents or agreements, adoption of any necessary resolutions or decisions, issuance or causing Party C to issue all necessary documents, and completion of all relevant procedures;

1.4.3

The relevant parties shall execute all other necessary contracts, agreements or documents, obtain all necessary government licenses, permits, approvals and consents and take all necessary actions to transfer the valid ownership of the Purchased Equity to Party A and/or the Designee(s), free and clear of any security interests, and cause Party A and/or the Designee(s) to become the registered owner(s) of the Purchased Equity. For the purpose of this Article 1.4.3 and this Agreement, “security interests” shall include security, mortgages, third-party rights or interests, any stock options, purchase right, right of first refusal, right to offset, title retention or other security arrangements, but for purpose of clarity, security interests shall exclude any security interests created by this Agreement, Party B’s Equity Pledge Agreement and Party B’s Shareholder Entrustment Agreement. “Party B’s Equity Pledge Agreement” as used in this Article 1.4.3 and this Agreement shall refer to the Equity Pledge Agreement entered into by and among Party A, Party B and Party C as of the date hereof and any modification, amendment and restatement thereto. According to Party B’s Equity Pledge Agreement, Party B pledges all of its equity interests in Party C in favor of Party A, in order to guarantee Party C’s performance of its obligations under the Exclusive Business Cooperation Agreement entered into by and between Party C and Party A and other relevant agreements. “Party B’s Shareholder Entrustment Agreement” as used in this Article 1.4.3 and this Agreement shall refer to the Shareholder Entrustment Agreement entered into by and between Party A and Party B as of the date hereof and any modification, amendment and restatement thereto. According to Party B’s Shareholder Entrustment Agreement, Party B authorizes Party A to exercise all matters relating to the equity interests in Party C on behalf of Party B, execute the Transfer Contract and perform the provisions of this Agreement and Party B’s Equity Pledge Agreement on behalf of Party B.

2.	Covenants

2.1	Covenants Concerning Party C

Party B (as the shareholder of Party C) and Party C hereby covenant as follows:

2.1.1

Without the prior written consent of Party A, Party C shall not assist or permit Party B to sell, transfer, mortgage or dispose of in any other manner any legal or beneficial interest in the equity interests in Party C held by Party B, or allow the creation of any security interests or encumbrances thereon, except for encumbrances created on such equity interests in accordance with this Agreement, Party B’s Equity Pledge Agreement and Party B’s Shareholder Entrustment Agreement;

2.1.2

Without the prior written consent of Party A, they shall not in any manner supplement, change or amend the Articles of Association and bylaws of Party C, increase or decrease its registered capital, or otherwise change its structure of registered capital;

2.1.3

They shall maintain the existence of Party C in accordance with good financial and business standards and practice, obtain and maintain all government licenses and permits necessary for Party C’s conduct of business, and prudently and effectively operate its business and handle its affairs;

2.1.4

Without the prior written consent of Party A, they shall not at any time following the date hereof, sell, transfer, mortgage or otherwise dispose of any legal or beneficial interest in any assets, business, management rights or revenue of Party C, or allow the creation of any security interests, encumbrances or other third-party rights thereon;

2.1.5

Without the prior written consent of Party A, they shall not incur, inherit, guarantee or permit the existence of any debt, except for (i) debts incurred in the ordinary course of business other than through loans, or (ii) debts disclosed to and approved by Party A in writing;

2.1.6

They shall always conduct all of the business of Party C in the ordinary course of business to maintain the asset value of Party C and refrain from any action/omission that may affect the operating status and asset value of Party C;

2.1.7

Without the prior written consent of Party A, they shall not cause Party C to execute any material contract, except the contracts entered into in the ordinary course of business (for purpose of this paragraph, a contract shall be deemed a material contract if its value exceeds RMB100,000);

2.1.8	Without the prior written consent of Party A, they shall not cause or permit Party C to provide any person with any loan or credit or provide security or guarantee for any debt of any third party;

2.1.9	They shall provide Party A with all the information on Party C’s business operations and financial condition at Party A’s request;

2.1.10

If requested by Party A, they shall procure and maintain insurance for assets and business of Party C from an insurer approved by Party A, in such amount and with such coverage as consistent with the insurance maintained by companies engaging in similar business;

2.1.11	Without the prior written consent of Party A, they shall not cause or permit Party C to split up, merge or consolidate with any person, acquire or invest in any person;

2.1.12	Without the prior written consent of Party A, they shall not liquidate, dissolve or cancel the registration of Party C;

2.1.13	They shall immediately notify Party A of any litigation, arbitration or administrative proceedings initiated or threatened in relation to Party C’s assets, business or revenue;

2.1.14

To maintain the title of Party C to all of its assets, they shall execute all necessary or appropriate documents, take all necessary or appropriate actions and file all necessary or appropriate complaints or raise necessary and appropriate defenses against all claims;

2.1.15

Without the prior written consent of Party A, they shall ensure that Party C shall not distribute dividends to its shareholders in any manner, provided, however, that Party C shall immediately distribute all distributable profits to its shareholders upon Party A’s written request;

2.1.16

At the request of Party A, they shall appoint any persons designated by Party A as the directors, supervisors and senior officers of Party C, and/or remove the incumbent directors, supervisors and/or senior officers of Party C, and fulfill all resolutions and filing procedures of Party C, and Party A shall have the right to request Party B and Party C to replace the aforesaid persons;

2.1.17	Without the written consent of Party A, they shall not engage in any business in competition with that of Party A and/or Party A’s affiliates;

2.1.18

If Party C is required to be dissolved or liquidated as mandatorily required by applicable laws and Party C is dissolved or liquidated in accordance with the PRC laws, Party A may, on behalf of Party B, exercise all the rights against Party C as an investor. Following the dissolution or liquidation of Party C, after deduction of the actual capital contribution amount of Party B, any interests distributed to Party B from Party C in accordance with the law shall be given to Party A or its Designee without consideration to the extent not violating applicable laws;

2.1.19

If Party B and/or Party C fails to fulfill their tax payment obligations under the applicable laws, thereby preventing Party A’s exercise of the Equity Option, Party A shall have the right to request Party B and/or Party C to fulfill such tax payment obligations; and

2.1.20

With respect to the covenants applicable to Party C under this Article 2.1, Party B and Party C shall cause each of the subsidiaries of Party C to comply with such covenants to the extent applicable, as if such subsidiary were Party C under the relevant provisions hereof.

2.2	Covenants of Party B

Party B hereby covenants as follows:

2.2.1

Without the prior written consent of Party A, Party B shall not sell, transfer, mortgage or otherwise dispose of any legal or beneficial interest in the equity interests in Party C held by Party B, or allow the creation of any security interests or encumbrances thereon, except for the encumbrances created on such equity interests in accordance with this Agreement, Party B’s Equity Pledge Agreement and Party B’s Shareholder Entrustment Agreement;

2.2.2

Party B shall cause the shareholders’ meeting and/or the executive director or the board of directors (as applicable) of Party C not to approve the sale, transfer, mortgage or disposal in any other form of any legal or beneficial interest in the equity interests in Party C held by Party B, or allow the creation of any security interests or encumbrances thereon, without the prior written consent of Party A, except for the encumbrances created on such equity interests in accordance with this Agreement, Party B’s Equity Pledge Agreement and Party B’s Shareholder Entrustment Agreement;

2.2.3

Party B shall cause the shareholders’ meeting and/or the executive director or the board of directors (as applicable) of Party C not to approve any split-up, or merger or consolidation with any person, or acquisition of or investment in any person by Party C, without the prior written consent of Party A;

2.2.4	Party B shall promptly notify Party A of any litigation, arbitration or administrative proceedings initiated or threatened in relation to the equity interests in Party C held by Party B;

2.2.5

Party B shall cause the shareholders’ meeting and/or the executive director or the board of directors (as applicable) of Party C to vote to approve the transfer of the Purchased Equity set forth in this Agreement and to take any and all other actions that Party A may request;

2.2.6

To maintain Party B’s title to the equity interests in Party C, Party B shall execute all necessary or appropriate documents, take all necessary or appropriate actions and file all necessary or appropriate complaints, and raise necessary and appropriate defenses against all claims;

2.2.7	At the request of Party A, Party B shall appoint any persons designated by Party A as the directors, supervisors and senior officers of Party C;

2.2.8

Upon request by Party A at any time, Party B shall promptly and unconditionally transfer its equity interests in Party C to Party A and/or the Designee(s) based on the Equity Option hereunder, and Party B hereby waives its right of first refusal (if any) with respect to the Purchased Equity, and issues a written statement to Party B who is required to transfer its equity interests, approving such transfer and waiving the right of first refusal (if applicable);

2.2.9

Without the prior written consent of Party A, Party B shall not request Party C to distribute dividends or profits in other forms with respect to the equity interests held by Party B in Party C, propose a resolution thereon to the shareholders’ meeting or vote in favor of such resolution at the shareholders’ meeting. In any event, unless otherwise determined by Party A, if Party B receives the proceeds, profit distribution or dividends from Party C, to the extent permitted by the PRC laws, Party B shall immediately pay or transfer such proceeds, profit distribution or dividends to Party A or the party designated by Party A; and

2.2.10

Party B shall strictly abide by the provisions of this Agreement and other contracts jointly or separately entered into by and among Party B, Party C and Party A, perform the obligations hereunder and thereunder, and refrain from any action/omission that may affect the validity and enforceability hereof and thereof. If Party B has any remaining rights with respect to the equity interests under this Agreement, Party B’s Equity Pledge Agreement or Party B’s Shareholder Entrustment Agreement among the Parties, Party B shall not exercise such rights unless according to the written instructions given by Party A.

3.	Representations and Warranties

Party B and Party C hereby jointly and severally represent and warrant to Party A as of the date of this Agreement and each date of transfer of the Purchased Equity that:

3.1

It is authorized to execute and deliver this Agreement and any Transfer Contract and to perform its obligations under this Agreement and any Transfer Contract. Party B and Party C agree that Party A has the power, capacity and authority to enter into a Transfer Contract consistent with the terms of this Agreement upon Party A’s exercise of the Equity Option. This Agreement and the Transfer Contracts to which they are parties constitute or will constitute their legal, valid and binding obligations, enforceable against them in accordance with the provisions thereof;

3.2

The execution and delivery of this Agreement or any Transfer Contract and the obligations under this Agreement or any Transfer Contract shall not: (i) cause any violation of any applicable PRC laws; (ii) be inconsistent with the Articles of Association, bylaws or other organizational documents of Party C; (iii) cause any breach of or constitute any breach under any contracts or instruments to which they are parties or which are binding on them; (iv) cause any violation of any condition for the grant and/or continuance in effect of any licenses, permits or approvals issued to either of them; or (v) cause the suspension or revocation of or imposition of additional conditions upon any licenses, permits or approvals issued to either of them;

3.3

Party B has a good and merchantable title to the equity interests held by it in Party C. Except for this Agreement, Party B’s Shareholder Entrustment Agreement and Party B’s Equity Pledge Agreement, Party B has not created any security interests or other third-party rights on such equity interests;

3.4	Party C has a good and merchantable title to all of its assets, and has not created any security interests or other third-party rights on such assets;

3.5	Party C does not have any outstanding debt, except for (i) debts incurred in the ordinary course of business; and (ii) debts disclosed to and approved by Party A in writing;

3.6	Party C has complied in the material respects with all PRC laws and regulations; and

3.7	There are no pending or threatened litigation, arbitration or administrative proceedings with respect to the equity interests in Party C, or assets of Party C or Party C.

4.	Effective Date

4.1

This Agreement has been executed by the Parties on the date first above written and shall become effective from such date, and shall terminate after all equity interests held by Party B in Party C have been lawfully transferred to Party A or the Designee(s) in accordance with this Agreement.

4.2

During the term of this Agreement, Party A may in its sole discretion terminate or rescind this Agreement unconditionally upon giving a prior written notice to Party B and without any liability. Unless otherwise mandatorily required under PRC laws, Party B or Party C shall have no right to terminate or rescind this Agreement unilaterally.

5.	Governing Law and Dispute Resolution

5.1	Governing Law

The execution, effectiveness, interpretation, performance, amendment and termination of this Agreement and the resolution of disputes hereunder shall be governed by formally published and publicly available laws of the PRC. Matters not covered by formally published and publicly available laws of the PRC shall be governed by international legal principles and practice.

5.2	Dispute Resolution

Should any dispute arise from the interpretation and performance of this Agreement, the Parties shall first negotiate in good faith to resolve such dispute. If the Parties fail to agree upon the resolution of such dispute within 30 days after a Party’s request to the other Parties for resolution of such dispute through negotiation, any Party may submit the relevant dispute to China International Economic and Trade Arbitration Commission for arbitration in accordance with its arbitration rules then in effect. The arbitration shall be conducted in Beijing, and conducted in the Chinese language. The arbitration award shall be final and binding upon the Parties.

5.3

To the extent permitted by the PRC laws and where appropriate, the arbitration tribunal may award any remedies in accordance with the terms of this Agreement and the applicable PRC laws, including interim or permanent remedies (such as injunctive relief for commercial activities or compulsory transfer of assets), specific performance of contractual obligations, remedies against the equity interests or assets of Party C (including, without limitation, the property rights and interests or land assets) and an award ordering Party C to liquidate. After the effectiveness of the arbitration award, any Party shall have the right to apply to a court of competent jurisdiction for enforcement of such award. To the extent permitted by the PRC laws, any Party shall have the right to resort to a court of competent jurisdiction, pending the constitution of the arbitration tribunal or in other appropriate circumstances permitted by law, to seek interim injunctive or other interim relief in support of the arbitration, as a measure for preservation or enforcement of property. In this regard, the Parties agree that, subject to the applicable laws, the courts of Hong Kong, Cayman Islands, the PRC and the place where Party C’s major assets are located shall be deemed to have competent jurisdiction.

5.4

Where any dispute arises from the interpretation and performance of this Agreement or the arbitration of any dispute is ongoing, except for the matters in dispute, the Parties to this Agreement shall continue to exercise their respective rights and perform their respective obligations under this Agreement.

6.	Taxes and Fees

Party C shall bear any and all transfer and registration taxes, expenses and fees incurred in connection with the preparation and execution of this Agreement and the Transfer Contract and consummation of the transactions contemplated hereunder and thereunder.

7.	Notices

7.1

All notices and other communications required or permitted in accordance with this Agreement shall be personally delivered or sent by registered mail, postage prepaid, commercial courier service or facsimile transmission to the addresses designated by the Parties. A confirmation copy of each notice shall also be sent by email. The date on which a notice shall be deemed to have been effectively given shall be determined as follows:

7.1.1

A notice given by personal delivery, courier service or registered mail, postage prepaid, shall be deemed effectively given on the date of delivery or refusal at the receiving address specified for such notice.

7.1.2	A notice given by facsimile transmission shall be deemed effectively given on the date of successful transmission (as evidenced by an automatically generated confirmation of transmission).

7.2	The addresses of the Parties for notice purpose are as follows:

Party A:	Yuanbao Kechuang (Beijing) Technology Co., Ltd.
Address:	[***]
Attention:	[***]
Phone:	[***]

Party B:	Beijing Yibao Technology Limited Partnership
Address:	[***]
Attention:	[***]
Phone:	[***]

Party C:	Yuanbao Shuke (Beijing) Technology Co., Ltd.
Address:	[***]
Attention:	[***]
Phone:	[***]

8.	Confidentiality

The Parties acknowledge that any oral or written information exchanged in connection with this Agreement shall be considered as confidential information. Each Party shall keep all such information confidential, and without the written consent of the other Parties, it shall not disclose any relevant information to any third party, except for any information that: (a) is or will be in the public domain (other than as a result of the receiving Party’s disclosure to the public); (b) is required to be disclosed in accordance with applicable laws or rules or provisions of any stock exchange; or (c) is required to be disclosed by any Party to its legal counsels or financial advisors in connection with the transactions contemplated hereunder, provided, however, that such legal counsels or financial advisors shall be bound by the confidentiality obligations similar to those set forth in this Article 8. If the staff or agencies engaged by any Party disclose any confidential information, such Party shall be deemed to have disclosed such confidential information and shall be liable for breach of this Agreement. This Article 8 shall survive the termination of this Agreement for any reason.

9.	Further Assurances

The Parties agree to promptly execute documents and take further actions reasonably required or desirable for the implementation of the provisions and purpose of this Agreement.

10.	Liability for Breach

If Party B or Party C commits any material breach of any term of this Agreement, Party A shall have right to terminate this Agreement and/or require the Party B or Party C to compensate all damages; this Article 10 shall not prejudice any other rights of Party A hereunder.

11.	Miscellaneous

11.1	Amendment, Modification and Supplement

This Agreement may not be amended, modified or supplemented except by a written agreement signed by all the Parties.

11.2	Entire Agreement

Except as amended, supplemented or modified in writing after the execution of this Agreement, this Agreement shall constitute the entire agreement among the Parties hereto with respect to the subject matter hereof and supersede all prior oral and written consultations, representations and contracts reached with respect to the subject matter of this Agreement.

11.3	Headings

The headings in this Agreement are for convenience only, and shall not be used to interpret, explain or otherwise affect the meanings of the provisions hereof.

11.4	Language and Counterparts

This Agreement is written in Chinese in five (5) counterparts. Each Party shall hold one (1) counterpart and each counterpart shall have the same legal force and effect.

11.5	Assignment of Rights and Obligations

Without Party A’s prior written consent, Party B or Party C shall not assign any of its rights and obligations under this Agreement in part or in whole to any third party. Party B and Party C hereby agree that Party A may assign its rights and obligations under this Agreement to any third party without the consent of Party B or Party C and in case of such assignment, Party A is only required to give a written notice to Party B and Party C.

11.6	Severability

In the event that one or several of the provisions of this Agreement are held to be invalid, illegal or unenforceable in any aspect in accordance with any laws or regulations, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected or prejudiced in any aspect. The Parties shall attempt in good faith to replace such invalid, illegal or unenforceable provisions with effective provisions to the greatest extent permitted by law and expected by the Parties, of which the economic effect shall be as close as possible to the economic effect of such invalid, illegal or unenforceable provisions.

11.7	Successors

This Agreement shall be binding on and shall inure to the benefit of the respective successors and permitted assigns of the Parties.

11.8	Survival

11.8.1	Any obligations incurred or due as a result of this Agreement before the expiration or early termination of this Agreement shall survive the expiration or early termination hereof.

11.8.2	The provisions of Articles 5, 8 and 10 and this Article 11.8 shall survive the termination of this Agreement.

11.9	Waiver

Any Party may waive the terms and conditions hereof, provided, however, that such waiver must be made in writing and signed by the Parties. No waiver by any Party on a certain occasion with respect to a breach by the other Parties shall operate as a waiver by such Party with respect to similar breach on other occasions.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Exlusive Equity Option Agreement as of the date first above written.

Party A: Yuanbao Kechuang (Beijing) Technology Co., Ltd.

(Seal)

By:	/s/ Shuli Sun
Name: Shuli Sun
Title: Legal Representative

[Signature Page of the Exclusive Equity Option Agreement]

IN WITNESS WHEREOF, the Parties have executed this Exlusive Equity Option Agreement as of the date first above written.

Party B:

Rui Fang

By:	/s/ Rui Fang

Beijing Yibao Technology Limited Partnership
(Seal)

By:	/s/ Shuli Sun
Name: Shuli Sun
Title: Executive Partner

[Signature Page of the Exclusive Equity Option Agreement]

IN WITNESS WHEREOF, the Parties have executed this Exlusive Equity Option Agreement as of the date first above written.

Party C: Yuanbao Shuke (Beijing) Technology Co., Ltd.

(Seal)

By:	/s/ Shuli Sun
Name: Shuli Sun
Title: Legal Representative

[Signature Page of the Exclusive Equity Option Agreement]